Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of CleanCore Solutions, Inc.,

We hereby consent to the inclusion in this Form S-3 Registration Statement of CleanCore Solutions, Inc. (the “Company”) of our report dated September 20, 2024, with respect to our audits of the Company’s consolidated financial statements as of and for the years ended June 30, 2024 and 2023 which appears in this Form 10-K Annual Report.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ TAAD LLP

Diamond Bar, California

May 13, 2025